UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 25, 2013

Ares Multi-Strategy Credit Fund, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-36147	46-2796427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars

12th Floor

Los Angeles, California 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 201-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Ares Multi-Strategy Credit Fund, Inc. (the “Fund”) has declared its initial monthly distributions of the Fund for the first three months of 2014.

The following dates apply to the distributions declared:

Ex-Dates:	January 21, 2014	February 18, 2014	March 18, 2014
Record Dates:	January 23, 2014	February 20, 2014	March 20, 2014
Payable Dates:	January 31, 2014	February 28, 2014	March 31, 2014
Per Share Amount:	$0.1525	$0.1525	$0.1525

As required by Section 19(a) of the Investment Company Act of 1940, a notice will be distributed to the Fund’s stockholders in the event that a portion of a monthly distribution is derived from sources other than undistributed net investment income, such as from short-term capital gain, long-term capital gain, or return of capital.

A copy of the Fund’s press release is attached hereto as Exhibit 99.1and is incorporated herein by reference.

Credit Facility

On or about November 25, 2013 (the “Closing Date”), Ares Multi-Strategy Credit Fund, Inc. (the “Fund”) expects to enter into a $62,000,000 credit facility (the “Credit Facility”) with State Street Bank and Trust Company (“State Street”), as lender, other lending institutions party thereto, and State Street, as agent. The Fund may borrow under the Credit Facility on a revolving basis.  All outstanding loans under the Credit Facility must be repaid in full in November 2015. The loans generally bear interest at a rate of the 3-month London Interbank Offered Rate (“LIBOR”) plus an applicable margin rate initially set at 1.10%. The Credit Facility contains customary affirmative and negative covenants, including limitations on debt, liens and restricted payments, as well as certain portfolio limitations and prepayment provisions, including a requirement to prepay loans or take certain other actions if certain asset value tests are not met. In addition, amounts borrowed under the Credit Facility generally can be prepaid at the option of the Fund.  As a result of entering into the Credit Facility, the Fund expects to incur leverage in an aggregate amount of approximately 28.57% of the Fund’s Managed Assets (as such term is defined in the Fund’s Prospectus). There can be no guarantees that the Fund will maintain this level of leverage for the full term of the Credit Facility.

Item 9.01 Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits

Exhibit 99.1      Press Release regarding January 2014, February 2014 and March 2014 distributions, dated November 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MULTI-STRATEGY CREDIT FUND, INC.

Date: November 25, 2013	By:	/s/ Anthony Dell
Anthony Dell
Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release regarding January 2014, February 2014 and March 2014 distributions, dated November 25, 2013.